Use these links to rapidly review the document
TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INVERNESS MEDICAL INNOVATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 28, 2004

Dear Fellow Stockholder:

        You are cordially invited to attend Inverness Medical Innovations' Annual Meeting of Stockholders on Wednesday, May 26, 2004, at 12:30 p.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109.

        In addition to the matters described in the attached proxy statement, we will report on our activities for our fiscal year ended December 31, 2003. You will have an opportunity to ask questions and to meet your directors and executives.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Therefore, after reading the enclosed proxy statement, please complete, sign, date and return the enclosed proxy card promptly. You may also vote by telephone, or electronically over the Internet, by following the instructions on your proxy card.

        We look forward to seeing you at the meeting. Your vote is important to us.

Cordially,
/s/ RON ZWANZIGER Ron Zwanziger Chairman, Chief Executive Officer and President

INVERNESS MEDICAL INNOVATIONS, INC.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 26, 2004
Time:	12:30 p.m., local time
Place:	Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109

Purpose:

  1.
  Elect four Class III Directors to serve until the 2007 annual meeting of stockholders; and

  2.
  Conduct such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

        Only stockholders of record on April 1, 2004 may vote at the annual meeting and at any adjournment or postponement thereof. This proxy solicitation material is being mailed to stockholders on or about April 16, 2004, and includes a copy of our 2003 Annual Report, which includes financial statements for the period ended December 31, 2003.

        Our Board of Directors unanimously recommends you vote "FOR" the proposal presented to you in this proxy statement.

        Your vote is important. Please cast your vote by mail, telephone or over the Internet by following the instructions on your proxy card.

                      Paul T. Hempel, Esq.
                      Secretary

April 28, 2004

i

April 28, 2004

INVERNESS MEDICAL INNOVATIONS, INC.

51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inverness Medical Innovations, Inc. for use at our 2004 Annual Meeting of Stockholders to be held on Wednesday, May 26, 2004 at 12:30 p.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA, and at any adjournments or postponements of the annual meeting. References in this proxy statement to "us," "we," "our" and "Company" refer to Inverness Medical Innovations, Inc., except where otherwise indicated, such as in the "Compensation Committee Report on Executive Compensation for Fiscal Year 2003" and the "2003 Audit Committee Report."

General Information

Who May Vote

        Holders of our common stock, as recorded in our stock register at the close of business on April 1, 2004, may vote at the annual meeting on matters properly presented at the meeting. As of that date, there were 20,097,616 shares of our common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the principal executive offices of the Company at 51 Sawyer Road, Suite 200, Waltham, MA 02453-3448.

How to Vote

        You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

        Most stockholders have a choice of voting by using a toll free number, by submitting their vote over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

How Proxies Work

        Our Board of Directors (the "Board") is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct. With respect to the election of directors, you may vote for all, some or none of our director candidates.

        If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates.

        As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this proxy statement in accordance with applicable federal securities laws, the persons named in the proxy will vote your shares according to their best judgment.

Solicitation

        In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay all of the costs of soliciting this proxy. We also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions. In addition, we may engage a paid proxy solicitor at an anticipated cost of less than $10,000.

Revoking a Proxy

        You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company's Secretary in writing.

Quorum

        In order to carry on the business of the meeting, we must have a quorum. Under our bylaws, this means at least a majority of the voting power of all outstanding shares entitled to vote must be represented at the meeting, either by proxy or in person. Proxies marked as abstaining or withheld, limited proxies and proxies containing broker non-votes with respect to any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on such matter. A "broker non-vote" is a proxy submitted by a broker or other nominee holding shares on behalf of a client in which the broker or other nominee indicates that it does not have discretionary authority to vote such shares on a particular matter.

Corporate Governance

The Board of Directors

        Our Board of Directors is currently comprised of ten members. The ten directors are divided into three classes as follows: three Class I Directors (Ernest A. Carabillo, Jr., John F. Levy and Jerry McAleer, Ph.D.), three Class II Directors (Carol R. Goldberg, Alfred M. Zeien and Ron Zwanziger) and four Class III Directors (Robert P. Khederian, John A. Quelch, David Scott, Ph.D. and Peter Townsend). The members of each class serve for a staggered three-year term and, at each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are expiring. The current terms of the Class I Directors, Class II Directors and Class III Directors will expire at the annual meetings of stockholders held following the end of calendar years 2004, 2005 and 2003, respectively. The Board has determined that the following directors are independent under the rules of the American Stock Exchange: Mr. Carabillo, Ms. Goldberg, Mr. Khederian, Mr. Levy, Mr. Quelch, Mr. Townsend and Mr. Zeien.

        The Board held 15 meetings during the last fiscal year. We believe that it is important for, and we encourage, the members of the Board to attend annual meetings of stockholders. Last year, 9 members of the Board attended our annual meeting of stockholders.

        The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed solely of directors who satisfy the applicable independence requirements of the American Stock Exchange's listing standards. All three committees operate pursuant to written charters which are posted on the Corporate Governance page on our website at www.invmed.com.

The Audit Committee

        The Audit Committee consists of Mr. Levy, its Chairperson, Mr. Townsend and Mr. Khederian. Among other things, the Audit Committee oversees our accounting and financial reporting processes, including the selection, retention and oversight of our independent auditor and the pre-approval of all auditing and non-auditing services provided by the independent auditor. The Audit Committee's 2003 Audit Committee Report is included in this proxy statement beginning on page 21. The Board has determined that Mr. Levy is an "audit committee financial expert," as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Audit Committee held 13 meetings during fiscal 2003. A copy of the current Audit Committee charter is attached as Appendix A to this proxy statement.

The Compensation Committee

        The Compensation Committee consists of Ms. Goldberg, its Chairperson, Mr. Zeien and Mr. Khederian. The Compensation Committee establishes our overall compensation philosophy, evaluates the performance of, and makes recommendations concerning the compensation of, our chief executive officer and our other executive officers, and monitors our incentive and equity-based compensation plans. During fiscal 2003, the Compensation Committee held 5 meetings. The Compensation Committee Report on Executive Compensation for Fiscal Year 2003 is included in this proxy statement beginning on page 16.

The Nominating and Corporate Governance Committee

        Prior to March 5, 2004, our Board had a Nominating Committee consisting of its seven independent directors, Mr. Carabillo, Ms. Goldberg, Mr. Khederian, Mr. Levy, Mr. Quelch, Mr. Townsend and Mr. Zeien, which held one meeting during fiscal 2003. On March 5, 2004, the Board replaced that committee with our current Nominating and Corporate Governance Committee consisting of Mr. Zeien, its Chairperson, Mr. Quelch and Mr. Carabillo, and charged it with recommending nominees for election to the Board, overseeing the selection and composition of committees to the Board, developing and recommending corporate governance principles and overseeing our continuity planning process. The Nominating and Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates and has the authority to retain any search firm or other advisors to assist in identifying candidates to serve as directors. The Nominating and Corporate Governance Committee has established a policy with regard to the consideration of director candidates recommended by holders of our voting stock. The material elements of this policy are set forth and discussed below under "Stockholder Proposals" beginning on page 25 and the full policy can be accessed via the Corporate Governance page of our website at www.invmed.com. In identifying and evaluating director candidates, including candidates proposed or recommended by stockholders, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

Director Compensation

        Our directors currently receive no cash compensation for their services as directors, although they are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. However, options and other awards may be granted to directors in the sole discretion of the administrator of the 2001 Stock Option Plan.

        On March 10, 2003, upon his acceptance to serve as a Class III Director, John A. Quelch was awarded an option to purchase 25,000 shares of common stock at an exercise price of $16.20 per share. These options will vest in three equal, annual installments beginning on the first anniversary of the date of grant.

Communications with the Board

        Stockholders wishing to communicate with the Board should direct their communications to: Secretary, Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, MA 02453. Stockholder communications must state the number of shares of our stock beneficially owned by the stockholder sending the communication. The Secretary will forward the communication to the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, the Secretary has the authority to discard the communication or take any appropriate legal action.

Code of Ethics

        Our Board has adopted a code of ethics that applies to all of our employees and agents world-wide, including our chief executive officer, our chief financial officer, our other executive officers and the members of the Board. Known as the Inverness Medical Innovations Business Conduct Guidelines, this code of ethics is posted in its entirety on the Corporate Governance page of our website at www.invmed.com.

Proposal 1

Election Of Directors

                 At the 2004 annual meeting, the term of the Class III Directors will expire. The Board proposes, at the recommendation of the Nominating and Corporate Governance Committee, that at the 2004 annual meeting of stockholders the following nominees be elected as Class III Directors:

    Robert P. Khederian
    John A. Quelch
    David Scott, Ph.D.
    Peter Townsend

        Each of these nominees is currently serving as a Class III Director. The proxies granted by stockholders will be voted individually at the annual meeting for the election of these four nominees. In the event that Mr. Khederian, Mr. Quelch, Dr. Scott or Mr. Townsend shall be unable to serve, it is intended that the proxy will be voted for any replacements nominated by the Board. Mr. Khederian, Mr. Quelch, Dr. Scott and Mr. Townsend have indicated that they will serve on the Board if elected. For information regarding these nominees, see "Information Regarding Nominees, Other Directors and Executive Officers" beginning on page 6.

Vote Required

        The Class III Directors must be elected by a plurality of the votes properly cast at the annual meeting. This means that the four nominees receiving the highest number of FOR votes will be elected as Class III Directors. Votes may be cast FOR or WITHHELD FROM each nominee. Votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect. Furthermore, if you hold your shares in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect. If, however, your shares are held by a broker, bank or other nominee (i.e., in "street name") and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion.

Recommendation

        The Board unanimously recommends a vote FOR the election of the nominees listed above.

Information Regarding Nominees, Other Directors And Executive Officers

        The following biographical descriptions set forth certain information with respect to the four nominees for re-election as Class III Directors, the incumbent directors who are not up for election at this annual meeting and the executive officers and other key employees who are not directors. This information has been furnished by the respective individuals.

Name	Age	Position
Ron Zwanziger	50	Chairman of the Board, Chief Executive Officer and President
David Scott, Ph.D.	47	Director and Chief Scientific Officer
Jerry McAleer, Ph.D.	48	Director and Vice President, Research and Development
Anthony J. Bernardo	52	Vice President and Chief Operating Officer
Christopher Lindop	46	Chief Financial Officer
David Toohey	47	Vice President, Professional Diagnostics
John B. Wilkens	57	Vice President, Consumer Diagnostics Managing Director of Unipath Ltd.
John Bridgen, Ph.D.	57	President, Wampole Laboratories, LLC
Hilde Eylenbosch, M.D.	40	Vice President, International Women's Health
Duane L. James	44	Vice President, Finance and Treasurer
John Yonkin	44	Vice President, U.S. Sales & Marketing
Doug Shaffer	47	Vice President, U.S. Operations
Paul T. Hempel	55	General Counsel and Secretary
Ernest A. Carabillo, Jr.	65	Director
Carol R. Goldberg	73	Director
Robert P. Khederian	51	Director
John F. Levy	57	Director
John A. Quelch	52	Director
Peter Townsend	69	Director
Alfred M. Zeien	74	Director

Nominees for Election as Class III Directors—Term Expiring 2007

        Robert P. Khederian has served on the Board since July 31, 2001. Mr. Khederian is the chairman of Belmont Capital, a venture capital firm he founded in 1996, and Provident Corporate Finance, an investment banking firm he founded in 1998. From 1984 through 1996, he was founder and Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products which was acquired by Bain Capital. Mr. Khederian is also a director of Cambridge Heart, Inc., where he also serves on the audit and compensation committees. Mr. Khederian is a member of the Board's Audit Committee and Compensation Committee.

        John A. Quelch joined the Board on March 10, 2003. Since June 2001, Mr. Quelch has been a professor and Senior Associate Dean for International Development at the Harvard Business School. From July, 1998 through June, 2001, he was Dean of the London Business School. Mr. Quelch also serves as a director of WPP Group plc, one of the world's largest communications groups, and Chairman of the Massachusetts Port Authority. He is a member of the Board's Nominating and Corporate Governance Committee.

        David Scott, Ph.D., has served on the Board since July 31, 2001 and is our Chief Scientific Officer. Dr. Scott served as Chairman of Inverness Medical Limited, a subsidiary of our predecessor company, Inverness Medical Technology, from July 1999 through November 2001, when that company was acquired by Johnson & Johnson, and as a managing director of Inverness Medical Limited from

July 1995 to July 1999. Dr. Scott served as Managing Director of Great Alarm Limited, a consulting company, from October 1993 to April 1995. Between October 1984 and September 1993, he held several positions at MediSense UK, serving most recently as Managing Director where he was responsible for managing product development, as well as the mass manufacture of one of its principal products, ExacTech.

        Peter Townsend has served on the Board since May 30, 2001. Mr. Townsend served as a director of our predecessor company, Inverness Medical Technology, from August 1996 through November 2001, when that company was acquired by Johnson & Johnson. From 1991 to 1995, when he retired, Mr. Townsend served as Chief Executive Officer and a director of Enviromed plc, a medical products company currently known as Theratese plc. Mr. Townsend is a member of the Board's Audit Committee.

Incumbent Class I Directors—Term Expiring 2005

        Ernest A. Carabillo, Jr. has served on the Board since May 30, 2001. Mr. Carabillo served as a director of our predecessor company, Inverness Medical Technology from May 2000 through November 2001, when that company was acquired by Johnson & Johnson. He was the founder and President of EXPERTech Associates, Inc., which provides regulatory, clinical and quality management consulting services to medical device companies, where he has served as president since 1990 until he sold the company in April 2003. Since then he has been an independent consultant. He has also served in management positions at Baxter Healthcare, C.R. Bard and the medical device/pharmaceutical division of Union Carbide. Mr. Carabillo has served as the head of three different divisions of the Food and Drug Administration and Department of Justice and as Associate Director of Regulatory Affairs for the President's Office of Drug Abuse Policy. Mr. Carabillo is a member of our Nominating and Corporate Governance Committee.

        John F. Levy has served on the Board since May 30, 2001. Mr. Levy served as a director of Inverness Medical Technology from August 1996 through November 2001, when that company was acquired by Johnson & Johnson. Since 1993, he has been an independent consultant. Mr. Levy served as President and Chief Executive Officer of Waban, Inc., a warehouse merchandising company, from 1989 to 1993. Mr. Levy is Chairperson of the Board's Audit Committee.

        Jerry McAleer, Ph.D., joined the Board on March 10, 2003. Dr. McAleer has also served as our Vice President, Research and Development since our inception in May 2001. Dr. McAleer served as Vice President of Research and Development of our predecessor company, Inverness Medical Technology, from 1999 through November 2001, when that company was acquired by Johnson & Johnson. From 1995 to 1999, Dr. McAleer served as Director of Development of Inverness Medical Limited, Inverness Medical Technology's primary research and development unit, where he headed the development of Inverness Medical Technology's electrochemical glucose strips. Prior to joining Inverness Medical Technology, Dr. McAleer held senior research and development positions at MediSense from 1985 to 1993 and more recently, at Ecossensors, Inc., an environmental research company, where he was responsible for the development of electrochemically based assay systems.

Incumbent Class II Directors—Term Expiring 2006

        Carol R. Goldberg has served on the Board since May 30, 2001. Ms. Goldberg served as a director of our predecessor company, Inverness Medical Technology, from August 1992 through November 2001, when that company was acquired by Johnson & Johnson. Since December 1989, she has served as president of The AVCAR Group, Ltd., an investment and management consulting firm in Boston, Massachusetts. Ms. Goldberg is a director and serves on the compensation committee of the board of directors of America Service Group, Inc., a publicly traded, managed healthcare company, and Bernard Technologies, Inc. Ms. Goldberg is Chairperson of the Board's Compensation Committee.

        Alfred M. Zeien has served on the Board since July 31, 2001. From 1991 until his retirement in 1999, Mr. Zeien served as Chairman and Chief Executive Officer of The Gillette Company, a consumer products company. Mr. Zeien currently serves on the boards of EMC Corporation, a publicly traded company, and Bernard Technologies, Inc. Mr. Zeien is Chairperson of the Board's Nominating and Corporate Governance Committee and a member of its Compensation Committee.

        Ron Zwanziger has served as our Chairman, Chief Executive Officer and President since our inception on May 11, 2001. Mr. Zwanziger served as Chairman, Chief Executive Officer and President of our predecessor company, Inverness Medical Technology, from its inception in 1992 through November 2001 when that company was acquired by Johnson & Johnson. From 1981 to 1991, he was Chairman and Chief Executive Officer of MediSense, a medical device company.

Executive Officers Who Are Not Directors

        Anthony J. Bernardo has served as a Vice President since November 2001 and as Vice President and Chief Operating Officer since February 2002. Mr. Bernardo served as Vice President of New Business Development of our predecessor company, Inverness Medical Technology from April 2000 through November 2001, when that company was acquired by Johnson & Johnson. From April 1997 to April 2000, Mr. Bernardo served as Vice President and Senior Director of Operations for a division of Polaroid Corporation. From 1991 to 1997, he held several executive management positions with Dade International Inc., most recently as Vice President of Site Operations for the Paramax Chemistry unit where he was responsible for the integration of the in-vitro diagnostics business unit acquired from DuPont.

        Christopher Lindop has served as our Chief Financial Officer since September 22, 2003. Prior to joining us, Mr. Lindop served as an audit partner with Ernst & Young LLP, an accounting firm, from June 2002 until September 2003. Mr. Lindop was an audit partner with the Boston office of Arthur Andersen LLP, an accounting firm, from 1991 until joining Ernst & Young in June 2002. Mr. Lindop has served a variety of public companies in the life science and technology sectors.

        David Toohey has served as our Vice President, Professional Diagnostics since October 2002. Prior to that time he served as our Vice President, European Operations since February 2002, as our Vice President, New Products from November 2001 through February 2002, and as Managing Director of our Unipath Limited subsidiary from December 2001 through October 2002. Mr. Toohey was employed by our predecessor company, Inverness Medical Technology, as its Vice President, New Products from May 2001 through November 2001, when that company was acquired by Johnson & Johnson. Prior to joining Inverness Medical Technology, Mr. Toohey served as Vice President of Operations at Boston Scientific Corporation's Galway, Ireland facility, Boston Scientific's largest and most complex manufacturing facility with 2,500 employees. Between 1995 and 2001 he oversaw the growth of that facility from a 100 person start-up, initially serving as general manager, later as managing director and finally as vice president of operations. Prior to that time he held various executive positions at Bausch & Lomb, Inc., Digital Equipment Corp. and Mars, Inc.

        John B. Wilkens joined us in October 2002 as Vice President, Consumer Diagnostics and Managing Director of our Unipath Limited subsidiary. Mr. Wilkens was employed by our predecessor company, Inverness Medical Technology, from January 2001 through November 2001, when that company was acquired by Johnson & Johnson. From March 2001 through November 2001 he served as Managing Director of Inverness Medical Limited, Inverness Medical Technology's European diabetes products manufacturing operation. Mr. Wilkens remained as managing director of the European diabetes manufacturing operations acquired by Johnson & Johnson before rejoining us in October 2002. Prior to joining Inverness Medical Technology, Mr. Wilkens served as Vice President of Business Development for Sterling Diagnostic Imaging, where he lead the post-merger integration of Sterling's product lines and marketing organization into AGFA Corporation. From 1996 to 1999 he served as Sterling Diagnostic's Vice President of Imaging Media. From 1983 to 1996, Mr. Wilkens held a series of executive positions at Polaroid Corporation, most recently Senior Director of Manufacturing and Development, High Resolution Imaging.

        John Bridgen, Ph.D., has served as President of Wampole Laboratories since August 1984 and joined our company in September 2002 upon our acquisition of Wampole. Prior to joining Wampole, Dr. Bridgen had global sales and marketing responsibility for the hematology and immunology business units of Ortho Diagnostic Systems Inc., a Johnson & Johnson company.

        Hilde Eylenbosch, M.D., has served as our Vice President of International Women's Health since November 2001. Dr. Eylenbosch served in the same capacity for our predecessor company, Inverness Medical Technology, from August 2001 until that company was acquired by Johnson & Johnson in November 2001. Prior to that she held various positions at Inverness Medical Technology, including Director of U.S. Women's Health from September 1998 through October 2000. When she joined Inverness Medical Technology in January 1995, Dr. Eylenbosch was responsible for marketing that company's women's health products in Europe. Before joining Inverness Medical Technology, Dr. Eylenbosch was employed by Synthelabo, a French pharmaceutical company, where she held various marketing positions.

        Duane L. James has served as our Vice President, Finance since November 2001 and as our Treasurer since the Company's inception in May 2001. Mr. James served as Vice President, Finance and Treasurer of our predecessor company, Inverness Medical Technology, from October 2000 through November 2001, when that company was acquired by Johnson & Johnson. Prior to October 2000, Mr. James served as Inverness Medical Technology's Chief Accounting Officer since August 1998 and as its Corporate Controller from February 1996 until August 1998.

        John Yonkin has served as our Vice President, U.S. Sales & Marketing since November 2001. Mr. Yonkin served as Vice President of U.S. Sales of our predecessor company, Inverness Medical Technology, from October 1998 through January 2000 and as its General Manager from January 2000 through November 2001, when that company was acquired by Johnson & Johnson. He also served as Manager of Product Development for Inverness Medical Technology from October 1997 until October 1998. From January 1995 to September 1997, Mr. Yonkin was Director of National Accounts for Genzyme Genetics, a subsidiary of Genzyme, Inc., a leader in genetic testing services for hospitals, physicians and managed healthcare companies.

        Douglas Shaffer has served as our Vice President, U.S. Operations since November 2001. Mr. Shaffer served as Vice President, U.S. Operations of our predecessor company, Inverness Medical Technology, from January 2001 through November 2001, when that company was acquired by Johnson & Johnson. Prior to January 2001, he served as Inverness Medical Technology's Controller, U.S. operations since December 1996. Before joining Inverness Medical Technology, Mr. Shaffer served as a division controller for several different divisions of MKS Instruments, Inc., a leading producer of gas management instrumentation.

        Paul T. Hempel has served as our General Counsel and Secretary since our inception on May 11, 2001. Mr. Hempel served as General Counsel and Assistant Secretary of our predecessor company, Inverness Medical Technology, from October 2000 through November 2001, when that company was acquired by Johnson & Johnson. Prior to joining Inverness Medical Technology, he was a founding stockholder and Managing Director of Erickson Schaffer Peterson Hempel & Israel PC from 1996 to 2000. Prior to 1996, Mr. Hempel was a partner and managed the business practice at Bowditch & Dewey LLP.

Principal Stockholders

        The following table furnishes information as to shares of our common stock beneficially owned by:

  •
  each person or entity known by us to beneficially own more than five percent of our common stock;

  •
  each of our directors;

  •
  each of our "named executive officers" (as defined in "Compensation of Executive Officers" on page 13); and

  •
  all of our directors and executive officers as a group.

        Unless otherwise stated, beneficial ownership is calculated as of February 1, 2004. For the purpose of this table, a person, group or entity is deemed to have "beneficial ownership" of any shares that such person, group or entity has the right to acquire within 60 days after such date through the exercise of options or warrants or the conversion of convertible securities.

Security Ownership of Certain Beneficial Owners and Management

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Abbott Laboratories(4)	1,550,933	7.72%
Perry Corp.(5)	1,260,549	6.28%
Richard C. Perry(5)	1,260,549	6.28%
Zwanziger Family Ventures, LLC(6)	1,968,702	9.52%
Ron Zwanziger(7)	3,523,519	16.94%
David Scott, Ph.D.(8).	662,576	3.26%
Jerry McAleer, Ph.D.(9)	560,740	2.75%
Anthony J. Bernardo(10)	66,402	*
John Bridgen, Ph.D.(11)	20,727	*
Ernest A. Carabillo, Jr.(12)	43,016	*
Carol R. Goldberg(13)	98,572	*
Robert P. Khederian(14)	136,667	*
John F. Levy(15)	130,360	*
Peter Townsend(16)	16,667	*
Alfred M. Zeien(16)	16,667	*
John Quelch(17)	8,334	*
All current executive officers and directors (20 persons)(18)	5,563,231	25.52%

*
Represents less than 1%

(1)
The address of each director or executive officer (and any related persons or entities) is c/o the Company at its principal office.

(2)
Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(3)
The number of shares outstanding used in calculating the percentage for each person, group or entity listed includes the number of shares underlying options, warrants and convertible securities held by such person or group that were exercisable or convertible within 60 days from February 1, 2004, but excludes shares of stock underlying options, warrants or convertible securities held by any other person. Holders of our 3% subordinated convertible promissory notes have the option to convert outstanding principal and accrued interest into common stock at a conversion price of $17.45 per share.

(4)
The address of Abbott Laboratories is 100 Abbott Park Road, Abbott Park, Illinois 60064-6049. The information for Abbott Laboratories is based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission on October 10, 2003.

(5)
The address of Perry Corp. and Richard C. Perry is 599 Lexington Avenue, New York, New York 10022. The information for Perry Corp. and Richard C. Perry contained herein is based upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on March 1, 2004.

(6)
Consists of 1,373,689 shares of common stock, 421,794 shares of common stock underlying warrants exercisable within 60 days from February 1, 2004, and 173,219 shares of common stock issuable upon conversion of outstanding principal and accrued interest under a $3,000,000 subordinated convertible promissory note issued in connection with our September 2002 private placement of subordinated promissory notes and subordinated convertible promissory notes. Ron Zwanziger, our Chairman, Chief Executive Officer and President, and Janet M. Zwanziger, his spouse, are the managers of Zwanziger Family Ventures, LLC and each have shared voting and investment power over these securities.

(7)
Consists of 2,816,380 shares of common stock, 533,920 shares of common stock underlying options and warrants exercisable within 60 days from February 1, 2004, and 173,219 shares of common stock issuable upon conversion of outstanding principal and accrued interest under a $3,000,000 subordinated convertible promissory note issued in connection with our September 2002 private placement of subordinated promissory notes and subordinated convertible promissory notes. Of the shares attributed to Mr. Zwanziger, 1,373,689 shares of common stock, 421,794 shares of common stock issuable upon the exercise of warrants, and all of 173,219 shares of common stock issuable upon conversion of the $3,000,000 subordinated convertible promissory note are owned by Zwanziger Family Ventures, LLC, a limited liability company managed by Mr. Zwanziger and his spouse. Of the other shares attributed to him, Mr. Zwanziger disclaims beneficial ownership of (i) 2,600 shares owned by his wife, Janet Zwanziger, and (ii) 9,450 shares owned by the Zwanziger Goldstein Foundation, a charitable foundation for which Mr. Zwanziger and his spouse, along with three others, serve as directors.

(8)
Consists of 411,554 shares of common stock and 251,022 shares of common stock underlying options exercisable within 60 days from February 1, 2004.

(9)
Consists of 250,059 shares of common stock and 310,681 shares of common stock underlying options exercisable within 60 days from February 1, 2004.

(10)
Consists of 10,134 shares of common stock and 63,468 shares of common stock underlying options and warrants exercisable within 60 days from February 1, 2004.

(11)
Consists of 1,563 shares of common stock and 19,164 shares of common stock underlying options exercisable within 60 days from February 1, 2004.

(12)
Consists of 25,549 shares of common stock and 17,467 shares of common stock underlying warrants and options exercisable within 60 days from February 1, 2004.

(13)
Consists of 79,505 shares of common stock, 19,067 shares of common stock underlying options exercisable within 60 days from February 1, 2004.

(14)
Consists of 120,000 shares of common stock and 16,667 shares of common stock underlying options exercisable within 60 days from February 1, 2004.

(15)
Consists of 101,718 shares of common stock and 28,642 shares of common stock underlying warrants and options exercisable within 60 days from February 1, 2004. Mr. Levy disclaims beneficial ownership of warrants to purchase 1,007 shares of common stock owned by a charitable remainder unitrust.

(16)
Consists of 16,667 shares of common stock underlying options exercisable within 60 days from February 1, 2004.

(17)
Consists of 8,334 shares of common stock underlying options exercisable within 60 days from February 1, 2004.

(18)
Includes 1,545,520 shares of common stock underlying options or warrants exercisable within 60 days from February 1, 2004 and 173,219 shares of common stock issuable upon conversion of outstanding principal and accrued interest under a $3,000,000 subordinated convertible promissory note issued in connection with our September 2002 private placement of subordinated promissory notes and subordinated convertible promissory notes.

Compensation Of Executive Officers

                 Set forth below is information regarding the compensation of the Chief Executive Officer and the four other most highly compensated executive officers for fiscal year 2003. Such officers are collectively referred to as the "named executive officers." The information set forth below for fiscal year 2001 includes only compensation paid or accrued by us and does not include any compensation paid or accrued by our predecessor company, Inverness Medical Technology, prior to our split-off from that company in November 2001.

        Summary Compensation Table.    The following summary compensation table contains information regarding the named executive officers' compensation from us for the three completed fiscal years since we became a reporting company in November 2001.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
								Awards					Payouts
							Other Annual Compen- sation
Name and Principal Position	Year	Salary			Bonus			Restricted Stock Awards			Shares Underlying Options		LTIP Payouts	All Other Compen- sation
Ron Zwanziger Chairman, CEO and President	2003 2002 2001	$ $ $	295,553 323,750 53,846		$ $ $	550,000 550,000 225,000	— — —	$	— — 0	(1)	7,676 5,065 115,000	(2)	— — —	— — —
David Scott, Ph.D. Chief Scientific Officer	2003 2002 2001	$ $ $	197,069 216,042 23,033	(3) (3) (3)	$ $ $	125,000 125,000 55,000	— — —		— — —		5,252 2,284 599,072	(4)	— — —	— — —
Jerry McAleer, Ph.D. Vice President, R&D	2003 2002 2001	$ $ $	170,723 187,863 20,028	(3) (3) (3)	$ $ $	120,000 120,000 50,000	— — —		— — —		4,656 1,805 569,119	(5)	— — —	— — —
John Bridgen, Ph.D.(6) President, Wampole Laboratories	2003 2002 2001	$ $	234,439 77,000 —			$200,000 — —	— — —		— — —		6,664 50,000 —		— — —	— — —
Anthony J. Bernardo Vice President & Chief Operating Officer	2003 2002 2001	$ $ $	224,839 170,077 14,596			— — —	— — —		— — —		6,284 3,184 75,000		— — —	— — —

(1)
On August 15, 2001, Mr. Zwanziger purchased 1,168,191 shares of restricted stock from us for an aggregate purchase price of $10,665,583.84, or approximately $9.13 per share. The amount shown represents the dollar value of 1,168,191 shares of common stock on the date of grant ($10,665,583.84), as determined by the Board, net of the aggregate consideration paid by Mr. Zwanziger for such shares ($10,665,583.84) for a total of approximately $0. Mr. Zwanziger purchased these shares for aggregate consideration consisting of cash in their par value, $0.16, and a promissory note in the principal amount of $10,665,583.68, as described in "Certain Relationships and Related Transactions—Indebtedness of Certain Executive Officers and Directors" beginning on page 23. Two-thirds of these shares of restricted stock, or 778,794 shares, vest in 36 equal monthly installments beginning on November 30, 2001. Vesting on these 778,794 shares will also accelerate in the event of death, disability or actual or constructive termination without cause. One-third of these shares of restricted stock, or 389,397 shares, vest in 48 equal monthly installments beginning on November 30, 2001. Any non-vested shares forfeited by Mr. Zwanziger will be subject to repurchase by us at fair market value on the date of repurchase.

  For purposes of dividends, the restricted stock will be treated as if it was unrestricted common stock. As of December 31, 2003, the value of these shares of restricted stock was $14,777,616.14 calculated by subtracting the aggregate consideration paid by Mr. Zwanziger for such shares ($10,665,583.84) from the value of such shares based on the closing price of the common stock on the American Stock Exchange on December 31, 2003 ($25,443,199.98).

(2)
Mr. Zwanziger voluntarily waived his rights to purchase 50,000 shares of common stock under this option in consideration of an agreement to amend the terms of his restricted stock (discussed in footnote 1 above) to require us to repurchase the stock at fair market value rather than at cost in the event Mr. Zwanziger forfeits any non-vested shares in the future.

(3)
Salary paid in British pounds. Annual salary was converted to U.S. dollars using the average exchange rate for the year reported.

(4)
Includes an option to purchase up to 399,381 shares of restricted stock from us at a purchase price of $6.20 per share which was to expire on January 31, 2002, as described in "Certain Relationships and Related Transactions—Indebtedness of Certain Executive Officers and Directors" beginning on page 23. That option was exercised on December 3, 2001 for 399,381 shares of restricted stock. These shares of restricted stock vest in 36 equal monthly installments beginning on December 31, 2001. Vesting on these shares will also accelerate in the event of death, disability or actual or constructive termination without cause. Upon termination of employment, any non-vested shares will be subject to repurchase by us at their then fair market value. For purposes of dividends, the restricted stock will be treated as if it was unrestricted common stock. As of December 31, 2003, the value of these shares of restricted stock was $6,222,355.98 calculated by subtracting the consideration paid by Dr. Scott for such shares ($2,476,162.20) from the value of such shares based on the closing price of the common stock on the American Stock Exchange on December 31, 2003($8,698,518.18).

(5)
Includes an option to purchase up to 370,413 shares of restricted stock from us at a purchase price of $6.20 per share which was to expire on January 31, 2002, as described in "Certain Relationships and Related Transactions—Indebtedness of Certain Executive Officers and Directors" beginning on page 23. That option was exercised on December 3, 2001 for 250,000 shares of restricted stock. These shares of restricted stock vest in 36 equal monthly installments beginning on December 31, 2001. Vesting on these shares will also accelerate in the event of death, disability or actual or constructive termination without cause. Upon termination of employment, any non-vested shares will be subject to repurchase by us at their then fair market value. For purposes of dividends, the restricted stock will be treated as if it was unrestricted common stock. As of December 31, 2002, the value of these shares of restricted stock was $3,895,000 calculated by subtracting the consideration paid by Dr. McAleer for such shares ($1,550,000) from the value of such shares based on the closing price of the common stock on the American Stock Exchange on December 31, 2003 ($5,455,000). Pursuant to the terms of the original option, upon exercise of that option Dr. McAleer received a new option for 120,413 shares of unrestricted common stock (representing the number of unpurchased shares underlying the original option) with an exercise price of $16.76 per share.

(6)
Dr. Bridgen joined our company in September 2002 upon our acquisition of Wampole Laboratories.

        Option Grants.    The following table sets forth certain information concerning grants of stock options made to the named executive officers by us during fiscal year 2003:

Option Grants In Last Fiscal Year

						Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/Granted		Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price per Share	Expiration Date
						5%	10%
Ron Zwanziger	7,676	(1)	*	$21.78	12/30/13	$105,141	$266,447
David Scott, Ph.D.	5,253	(1)	*	$21.78	12/30/13	$71,938	$182,306
Jerry McAleer, Ph.D.	4,656	(1)	*	$21.78	12/30/13	$63,775	$161,618
John Bridgen, Ph.D.	6,664	(1)	*	$21.78	12/30/13	$91,279	$231,319
Anthony J. Bernardo	6,284	(1)	*	$21.78	12/30/13	$86,074	$218,128

*
Represents less than 1%.

(1)
This option, which vested in its entirety on December 31, 2003, was granted in consideration of gross salary forfeited by the named executive officer. The named executive officer was granted an option to purchase a number of shares of common stock equal to the amount of gross salary forfeited divided by three times the trading price of our common stock at 10 a.m. on December 30, 2003.

        Year End Option Values.    The following table sets forth certain information concerning exercises of stock options during fiscal year 2003 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers on December 31, 2003:

Aggregated Option Exercises In Last
Fiscal Year And Fiscal Year-End Option Values

			Number of Shares Underlying Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable/Unexercisable	Exercisable/Unexercisable
Ron Zwanziger	—	—	112,226/0	$632,116/$0
David Scott, Ph.D.	—	—	256,863/87,365	$3,146,203/$551,273
Jerry McAleer, Ph.D.	—	—	306,729/115,351	$2,849,999/$686,128
John Bridgen, Ph.D.	—	—	19,164/37,500	$126,841/$376,125
Anthony J. Bernardo	—	—	55,468/37,500	$372,854/$236,625

(1)
Based on the fair market value of our common stock as of December 31, 2003 ($21.78 per share, which represents the closing price of our common stock as reported on the American Stock Exchange on such date) less the option exercise price, multiplied by the number of shares underlying the options.

Change-In-Control Arrangements

        There are no compensatory plans or arrangements with any named executive officer in connection with a change in control of our company or a change in such officer's responsibilities, except that the 2001 Stock Option Plan provides that in the event of a "change of control," as defined in the plan, all stock options will automatically become fully exercisable and all other stock awards will automatically become vested and non-forfeitable.

Compensation Committee Report on Executive Compensation for Fiscal Year 2003

        We, the Compensation Committee, have historically reviewed and established the salary and incentive payments for our Chief Executive Officer ("CEO") and certain key executives, namely David Scott, Ph. D. and Jerry McAleer, Ph. D., who also serve as members of the Board (together with the CEO, the "Key Executives").

        On March 5, 2004, the Board adopted a written Compensation Committee charter which charges us with recommending to the Board for determination, the compensation for all of the Company's executive officers. More generally, the Compensation Committee develops and implements compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide incentives that further the Company's long-term strategic plans and are consistent with the culture of the Company and the overall goal of enhancing enduring stockholder value. In addition, we review and make recommendations to the Board, or approve, all equity compensation plans of the Company that are not otherwise subject to the approval of the Company's stockholders. We also oversee the Company's incentive-compensation plans and equity-based compensation plans and recommend to the Board all awards of shares or share options pursuant to such plans.

        In reviewing and establishing salaries and incentive payments for the Key Executive's, we have historically applied, and with respect to future compensation of the executive officers we intend to apply, the following guidelines:

        (a)   Annual base salary for each individual will generally be near the average for the particular peer group from comparable companies for that individual.

        (b)   Performance-based cash bonuses may be utilized to bring the individual to the top 10% of the cash compensation of the particular peer group for each individual.

        (c)   The CEO may also present a plan to us with suggested performance targets for the executive officers for the subsequent year or years. Such a plan should include a specific proposal with respect to stock-based incentives and/or performance-based cash bonuses. In such event, we may recommend to the Board changes to the plan to provide for awards of stock- or cash-based incentives, in our discretion. Following discussion and any changes, we may recommend to the Board approval of such a plan and the performance targets.

        (d)   Performance-based goals, if established, should generally be group goals, though there may be additional or different goals for the CEO individually. This is to help foster interaction between the complementary but dispersed operations of the growing organization.

        (e)   Performance targets may include both numeric targets, including increases in the market price of the common stock, and descriptive business objectives. These targets may be varied subsequently at our recommendation and with the approval of the Board if the Company has undergone significant positive change rendering the previous targets meaningless, weakened or counter productive.

        (f)    Incentive payments, including performance-based cash bonuses or stock-based incentives, should be significant and meaningful to that individual and should reflect the individual's relative value to the Company.

        The Key Executives are paid the annual salary and incentive compensation equivalent to the salary that the Key Executives were paid by Inverness Medical Technology prior to our split-off from that company in November 2001. They were awarded multi-year incentive compensation packages, described below, during 2001. We have reviewed these salaries and the compensation packages awarded to the Key Executives under the criterion set forth above and feel that the salary and other compensation to be paid to the Key Executives for fiscal year 2003 remains equitable and in the best interest of the Company.

        The compensation packages awarded to the Key Executive during 2001 were made in anticipation of the Company's split-off from Inverness Medical Technology and were approved by the stockholders of Inverness Medical Technology (who became stockholders of the Company at the time of its split-off). The compensation packages were designed to (i) ensure that the Key Executives remained with us after the split-off, (ii) properly compensate the Key Executives for the risks they were assuming in committing to guide a newly-formed entity with no independent track record and no existing trading market for its stock and (iii) reward the Key Executives in the event the Company meets aggressive market-based performance goals. The compensation packages consist of both stock-based awards, fixed cash bonuses and a performance-based Executive Bonus Plan. With respect to the stock-based awards, Mr. Zwanziger was given the opportunity to purchase the 1,168,191 shares of restricted stock described in footnote 1 to the "Summary Compensation Table" and Dr. Scott and Dr. McAleer were granted the options described under "Option/SAR Grants in Last Fiscal Year." With respect to the fixed cash bonuses, for each of fiscal years 2001 through 2006 each Key Executive will receive the following year-end bonuses payable during the month of January of the following year:

Key Executive	Annual Bonus 2001	Annual Bonus 2002-2006
Ron Zwanziger	$225,000	$550,000
David Scott	$55,000	$125,000
Jerry McAleer	$50,000	$120,000

        The Executive Bonus Plan, as originally adopted, provided that each of the Key Executives was eligible to receive performance-based cash bonuses if the Company's stock achieved specified stock price targets by specified target dates. In 2002, we adopted an amendment to the Executive Bonus Plan to provide for the grant of stock options in lieu of such cash bonuses if such targets were achieved. We adopted this amendment to avoid the negative impact on earnings through the end of fiscal year 2006 that would have resulted from the original commitment to pay large annual cash bonuses.

        The Executive Bonus Plan, as amended, now provides that each of the Key Executives shall automatically be granted ten-year, non-qualified stock options if the Company's common stock achieves specified stock price targets by specified target dates (which targets and dates are the same as under the original Executive Bonus Plan). Specifically, the Key Executives will be eligible to receive the primary option grants set forth in Table I below if the Company's common stock achieves certain specified stock price targets, as well as the supplemental option grants set forth in Table II below if the Company's common stock achieves even higher stock price targets. Pursuant to the Executive Bonus Plan options will be automatically granted on the last day of the 30-day period during which the average closing price of the Company's common stock exceeds the relevant target price per share. The per share exercise price of each option will be the closing price of the Company's common stock on the date of grant and each option will be fully exercisable immediately upon grant.

Table I: Primary Awards

		Number of shares of common stock for which options are awarded if price per share target is achieved
Target Dates	Target Price Per Share	Mr. Zwanziger	Dr. Scott	Dr. McAleer
December 31, 2002	$28.125	102,000	38,000	37,000
December 31, 2003	33.750	85,300	33,000	31,000
December 31, 2004	39.375	73,100	30,000	28,000

Table II: Supplemental Awards

		Number of shares of common stock for which options are awarded if price per share target is achieved
Target Dates	Target Price Per Share	Mr. Zwanziger	Dr. Scott	Dr. McAleer
December 31, 2002	$33.750	32,000	29,000	30,000
December 31, 2003	45.000	24,000	23,000	22,000
December 31, 2004	56.250	19,200	17,000	19,000
December 31, 2005	67.500	16,000	12,000	12,000

        We have also recently reviewed the salaries currently payable to our other executive officers, along with salary increases proposed by the CEO for certain of the executive officers. We have determined, and recommended to the Board, that the salaries currently payable to the executive officers, and the proposed salary increases, are fair and equitable to both the executive officers and the Company.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation of over $1 million to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. Our policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is fully deductible for federal income tax purposes. However, we may, from time to time, award compensation that may not constitute "performance-related" compensation if we believe that such awards would be in the best interest of the Company. The Company did not pay any compensation during 2003 that would be subject to the Section 162(m) limits.

THE COMPENSATION COMMITTEE

Carol R. Goldberg, Chairperson
Alfred M. Zeien, Member
Robert P. Khederian, Member

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for the Company's 2003 fiscal year were those individuals named above in the Compensation Committee Report on Executive Compensation. No member of the Compensation Committee has ever served as an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under "Certain Relationships and Related Transactions." During 2003, no executive officer of the Company served on the board of directors or compensation committee of another entity that has or had an executive officer serving as a member of the Board or the Compensation Committee.

Equity Compensation Plan Information

        The following table furnishes information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,850,040	$17.18	995,172	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,850,040	$17.18	995,172	(3)

(1)
This table excludes an aggregate of 547,507 shares issuable upon exercise of outstanding options assumed by the Company in connection with various acquisition transactions. The weighted average exercise price of the excluded options is $8.89.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2003, 587,330 shares under the 2001 Stock Option Plan may instead be issued in the form of restricted stock, unrestricted stock, performance share awards or other equity-based awards.

(3)
Includes 407,842 shares issuable under the Company's 2001 Employee Stock Purchase Plan (the "ESPP"), of which up to 165,996 shares are issuable in connection with the current offering period which ends on June 30, 2004 if all 296 participants were to make the maximum allowable contribution during the offering period. Last offering period, with 239 employees participating, 30,205 shares of our common stock were issued on January 12, 2004 pursuant to the ESPP.

Stock Performance Graph

        The following line graph compares the change in the cumulative total stockholder return on our common stock since November 23, 2001 (the first day our common stock was traded on AMEX). This graph assumes an investment of $100 on November 23, 2001 in our common stock, and compares its performance with the AMEX US Total Return Index and the AMEX Health Products & Services Total Return Index (the "Current Indices"). We currently pay no dividends. The Current Indices reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. Measurement points are November 23, 2001 and the last trading day of each subsequent fiscal quarter through December 31, 2003.

		Current Indices
Date	IMA	AMEX US Total Return Index	AMEX Health Products & Services Total Return Index
11/23/01	$100.00	$100.00	$100.00
12/31/01	$96.37	$102.21	$105.44
3/28/02	$121.46	$104.35	$100.63
6/28/02	$107.85	$92.22	$93.05
9/30/02	$50.67	$78.96	$72.49
12/31/02	$70.21	$83.54	$72.88
3/31/03	$106.83	$82.38	$76.73
6/30/03	$103.04	$97.06	$109.10
9/30/03	$135.61	$101.22	$116.27
12/31/03	$116.28	$113.08	$127.67

2003 Audit Committee Report

        We, the Audit Committee, oversee the Company's accounting and financial reporting processes and assist the Board in its oversight of the qualifications, independence and performance of the Company's independent auditors. In fulfilling our oversight responsibilities, we discussed with the Company's independent auditors, BDO Seidman, LLP, the overall scope and plans for their audit. Upon completion of the audit, we reviewed with BDO Seidman, who is responsible for expressing an opinion on the conformity of the Company's audited, consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with us under generally accepted auditing standards. We also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

        We also reviewed and discussed the audited, consolidated financial statements with management. We discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in those financial statements.

        The Audit Committee received and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with BDO Seidman the auditor's independence from management and the Company. We determined that the services provided by BDO Seidman during fiscal year 2003 are compatible with maintaining such auditor's independence.

        In reliance on the reviews and discussions referred to above, we recommended to the Board (and the Board approved) that the audited, consolidated financial statements be included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John F. Levy, Chairman
Peter Townsend, Member
Robert P. Khederian, Member

Independent Public Accountants

Our Audit Committee engaged BDO Seidman, LLP to serve as our independent public account during the fiscal year ended December 31, 2003. Our Audit Committee has not formally selected our independent public accountant for the current fiscal year, but expects to make that selection at it next regular meeting. We expect representatives of BDO Seidman to be present at our 2004 annual meeting of stockholders, that they will have the opportunity to make a statement at such meeting if they so desire, and that they will be available to respond to appropriate questions from stockholders.

Audit Fees

        We have not received a final invoice from BDO Seidman for professional services rendered for the audit of our consolidated financial statements for fiscal year 2003. However, we expect aggregate audit fees billed by BDO Seidman for fiscal year 2003 to be approximately $785,000, of which $705,176 has been billed to date. In addition, BDO Seidman billed us $446,187 to reaudit our consolidated financial statements for the fiscal year 2002. Aggregate audit fees billed by Ernest & Young LLP, our former independent public accountant, for fiscal year 2002 were $742,463. Audit fees include fees for professional services rendered by the principal accountant for the audit of our consolidated financial statements and review of our quarterly financial statements, as well as audit services normally provided by the principal accountant in connection with other statutory or regulatory filings.

Audit-Related Fees

        Aggregate audit-related fees billed in 2003 by BDO Seidman were $368,761. Aggregate audit-related fees billed in 2002 by Ernst & Young were $242,170. Audit-related fees consist primarily of fees billed for professional services rendered by the principal public accountant for accounting consultations and services related to business acquisitions, financings and Sarbanes-Oxley implementation.

Tax Fees

        Aggregate tax fees billed in 2003 by BDO Seidman were $78,200. Aggregate tax fees billed in 2002 by Ernst & Young were $246,808. Tax fees include fees billed for professional services rendered by the principal public accountant for tax compliance, tax advice and tax planning.

All Other Fees

        During 2003 all other fees billed by BDO Seidman totaled $27,000, and during 2002 all other fees billed by Ernst & Young were $10,100.

Pre-approval Policies and Procedures

        The Audit Committee pre-approves all audit and non-audit services provided by the independent public accountant other than permitted non-audit services estimated in good faith by the auditors and management to entail fees payable of $25,000 or less on a project by project basis and which would otherwise qualify for exemption from the pre-approval requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present any services so pre-approved to the full Audit Committee at its next meeting.

Prior Independent Public Accountants

        Arthur Andersen LLP served as our independent public accountant during our fiscal year ended December 31, 2001. On June 28, 2002, upon the recommendation of the Audit Committee, the Board of Directors of the Company dismissed Arthur Andersen and engaged Ernst & Young.

        Ernst & Young served as our independent public accountant for fiscal year ended December 31, 2002. On April 11, 2003, Ernst & Young resigned as our independent public accountant, and on April 18, 2003, upon the recommendation of the Audit Committee, we engaged BDO Seidman to replace them.

        Neither the report of Ernst & Young LLP on our consolidated financial statements for the fiscal year ended December 31, 2002, nor the report of Arthur Andersen LLP on our consolidated financial statements for the fiscal year ended December 31, 2001, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

        We had no disagreements with either Arthur Andersen or Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of such former auditor, would have caused such auditor to make reference to the subject matter of the disagreement in connection with its report on our financial statements. Moreover, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K; except that Ernst & Young advised the Audit Committee and our management that in connection with Ernst & Young's audit for the fiscal year ended December 31, 2002, it noted certain matters involving internal control that it considered to be material weaknesses. Ernst & Young advised us that, under standards established by the American Institute of Certified Public Accountants ("AICPA"), reportable conditions involve matters that come to the attention of auditors that relate to significant deficiencies in the design or operation of internal controls of an organization that, in the auditors' judgment, could adversely affect the organization's ability to record, process, summarize, and report financial data consistent with the assertions of management in the consolidated financial statements.

        Specifically, Ernst & Young advised us that, in its opinion, the material weaknesses were: the decentralized nature of our national and international operations, combined with insufficient corporate financial oversight at operating locations, especially newly acquired entities, resulted in accounting errors and the misapplication of accounting principles generally accepted in the United States; the absence of a chief financial officer or other individual with the appropriate experience and background to handle accounting matters arising from the complexity of our operations; the undue reliance on non-financial personnel to address accounting and control issues, causing a lack of appropriate segregation of duties; the delay in integrating acquired businesses into our uniform policies, procedures and controls; and an ineffective and inefficient financial statement close process. However, Ernst & Young advised the Audit Committee that these conditions were considered in determining the nature, timing, and extent of the procedures performed for the audit of our financial statements for the year ended December 31, 2002, but that these conditions did not affect its report dated February 20, 2003 with respect to these financial statements.

        Our Audit Committee and management were at that time already considering potential enhancements to our internal controls and procedures, and we have subsequently taken actions which address the issues raised by Ernest & Young, either as part of our ongoing efforts to enhance our internal controls and procedures and to improve our management and operational efficiency. In July 2003, we engaged Protiviti, Inc., an independent risk consulting firm, to assist us in assessing, documenting and testing our internal controls starting in 2003 to ensure that we can comply with the rules and regulations promulgated under Section 404 of the Sarbanes-Oxley Act of 2002 when they take effect for us for the fiscal year ended December 31, 2004. We hired Christopher J. Lindop as our Chief Financial Officer during the third quarter of 2003 and we have added significant additional capacity and expertise to our finance, tax and legal staff. We have also integrated the financial accounting systems of certain of our businesses and upgraded the information technology capabilities of certain of our subsidiaries.

        Prior to their respective engagements, we did not consult either Ernst & Young or BDO Seidman, and no one consulted either of them on our behalf, regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any reportable event (as described in Item 304(a)(1)(v)) of Regulation S-K).

Certain Relationships and Related Transactions

Indebtedness of Certain Executive Officers and Directors

        On August 15, 2001, Ron Zwanziger, our Chairman, Chief Executive Officer and President, purchased 1,168,191 shares of restricted stock from us at a price of approximately $9.13 per share under the 2001 Stock Option Plan. In connection with this purchase, Mr. Zwanziger delivered a five-year promissory note to us in the principal amount of $10,665,583.68. The promissory note is secured by the shares of restricted stock purchased by Mr. Zwanziger. The promissory note accrues interest which compounds annually at the rate of 4.99% per year. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Mr. Zwanziger is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Mr. Zwanziger may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of April 1, 2004, a total of $10,998,217, including principal and accrued interest, was outstanding under the promissory note.

        On December 3, 2001, David Scott, Ph.D., our Chief Scientific Officer and one of our directors, purchased 399,381 shares of restricted stock at a price of $6.20 per share by exercising an option granted to Dr. Scott in August 2001 under the 2001 Stock Option Plan. In connection with this purchase, Dr. Scott delivered a five-year promissory note to us in the principal amount of $2,475,762.82. The promissory note is secured by the shares of restricted stock purchased by Dr. Scott. The promissory note accrues interest which compounds annually at the rate of 3.97% per year, the applicable federal rate for a five-year note in effect during December 2001. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Dr. Scott is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Dr. Scott may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of April 1, 2004, a total of $2,500.335, including principal and accrued interest, was outstanding under the promissory note.

        On December 3, 2001, Jerry McAleer, Ph.D., our Vice President, Research and Development and now one of our directors, purchased 250,000 shares of restricted stock at a price of $6.20 per share by exercising an option granted to Dr. McAleer in August 2001 under the 2001 Stock Option Plan. In connection with this purchase, Dr. McAleer delivered a five-year promissory note to us in the principal amount of $1,549,750. The promissory note is secured by the shares of restricted stock purchased by Dr. McAleer. The promissory note accrues interest which compounds annually at the rate of 3.97% per year, the applicable federal rate for a five-year note in effect during December 2001. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Dr. McAleer is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Dr. McAleer may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of April 1, 2004, a total of $1,565,131, including principal and accrued interest, was outstanding under the promissory note.

Acquisition of Product Lines from Abbott Laboratories

        On September 30, 2003, we acquired from Abbott Laboratories certain assets related to Abbott's Fact plus line of consumer diagnostic pregnancy tests and the Abbott TestPack, Abbott TestPack plus and Signify lines of professional rapid diagnostics for various testing needs, including strep throat, pregnancy and drugs of abuse. Under the terms of the acquisition, Abbott will provide transitional services, including limited manufacturing, for up to 18 months. Except with respect to physician office laboratories currently served by PSS World Medical, Inc., Abbott also agreed to serve for two years as our U.S. distributor for Signify and, to the extent reintroduced in the United States, TestPack. Outside the United States, Abbott will distribute TestPack and Signify for us for up to 18 months.

        In exchange for the rapid diagnostics product lines acquired from Abbott, we paid $55 million in cash and issued 1,550,933 shares of our common stock to Abbott. The shares were issued in a private placement, and we subsequently registered the shares for resale. As a result of the shares issued to Abbott in connection with this acquisition, Abbott Laboratories became a beneficial owner of more than 5% of our common stock.

Consulting Agreement with Perry Capital

        On November 18, 2002, we entered into a one-year consulting agreement with Perry Capital LLC whereby Perry Capital agreed to provide us with up to 200 hours of investor relations services and advice upon our request during the term of the agreement. On November 18, 2002, as compensation for providing us with these consulting services, and making itself available to provide these consulting services, we granted Perry Capital a ten-year warrant to purchase up to 40,000 shares of our common stock at an exercise price of $10.90 per share. Perry Capital is an entity controlled by Perry Corp. and Richard C. Perry, who are each beneficial owners of more than 5% of our common stock.

Retirement of 9% Notes

        On September 20, 2002, in connection with our acquisition of the Wampole Laboratories unit of MedPointe Inc., we sold, among other securities, 9% subordinated promissory notes in an aggregate principal amount of $9.0 million to private investors. The 9% subordinated notes accrued interest on the outstanding principal amount at 9% per annum, payable quarterly in arrears. The 9% subordinated notes were to mature on September 20, 2008, subject to acceleration in certain circumstances, and prepayment penalties. Entities controlled by Perry Corp. and Richard C. Perry, who are each beneficial owners of more than 5% of our common stock, purchased 9% subordinated notes in the aggregate principal amount of $4.5 million. On February 10, 2004, we prepaid the outstanding balance of the 9% subordinated notes, or $9.0 million, including the notes owned by Perry Corp. and Richard C. Perry, plus prepayment penalties totaling $180,000, with the proceeds of a private placement of 8 3/4% senior subordinated notes due February 15, 2012.

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Such persons are required by applicable regulations to furnish us with copies of all reports filed pursuant to Section 16(a).

        To our knowledge, based solely on a review of the copies of such reports received by us and certain written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.

Stockholder Proposals

        Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2005 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 15, 2004 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2005 annual meeting.

        Stockholder proposals intended to be presented at our 2005 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on February 26, 2005, nor earlier than January 26, 2005, together with all supporting documentation and information required by our bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

        Our Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. In order to have a director candidate considered by the Nominating and Corporate Governance Committee, the recommendation must be submitted to the Company Secretary at the address set forth on the first page of this proxy statement not later than December 15, 2004 and must include: the name and address of record of the stockholder; a representation that the stockholder is a record holder of our voting stock, or if the stockholder is not a record hold of our voting stock, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the stockholder and the proposed director candidate; the consent of the proposed director candidate (i) to be named in the proxy statement relating to the our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Other Information

        We undertake to provide without charge to each person solicited hereby a copy of our Annual Report on Form 10-K, as amended, including the financial statements and the financial statement schedules, for the year ended December 31, 2003 (our "10-K"). Our 10-K is included in the 2003 Annual Report provided with this proxy statement.

        We will also provide stockholders with a copy of any exhibit to our 10-K upon payment of a fee to cover reasonable delivery expenses. Requests should be made in writing to:

Inverness Medical Innovations, Inc.
Investor Relations Department
51 Sawyer Road
Suite 200
Waltham, MA 02453-3448
Attn: Doug Guarino

        The Board is aware of no other matters, except for those incident to the conduct of the annual meeting, that are to be presented to stockholders for formal action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board

Ron Zwanziger
Chairman, Chief Executive Officer and President

April 28, 2004

APPENDIX A—AUDIT COMMITTEE CHARTER

Inverness Medical Innovations, Inc.
Audit Committee Charter

I.  General Statement of Purpose

        The purposes of the Audit Committee of the Board of Directors (the "Audit Committee") of Inverness Medical Innovations, Inc. (the "Company") are to:

  •
  oversee the accounting and financial reporting processes of the issuer;

  •
  assist the Board of Directors (the "Board") in its oversight of the qualifications, independence and performance of the Company's independent auditors; and

  •
  prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

II.  Audit Committee Composition

        The Audit Committee shall consist of at least three (3) members, each of whom satisfies the independence standards specified in Section 121A of the rules of the American Stock Exchange ("Section 121A") and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Notwithstanding the foregoing, one director who (1) is not "independent" as defined in Section 121A, (2) satisfies the requirements for independence set forth in Rule 10A-3 of the Exchange Act, and (3) is not a current officer or employee or an immediate family member of such person, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement (or its next annual report on Form 10-K or its equivalent if the Company does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed to the Audit Committee under this exception may not serve on the Audit Committee for more than two consecutive years and may not chair the Audit Committee.

        Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall be "financially sophisticated" in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. A member who qualifies as an "audit committee financial expert" under the rules promulgated by the SEC is presumed to qualify as financially sophisticated.

        The Nominating Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.  Compensation

        A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive from the Company any consulting, advisory or other compensatory fee from the Company. Subject to the recommendation of the Compensation and Corporate Governance Committee and approval of the Board, a member of the Audit Committee may receive additional directors' fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.  Meetings

        The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairman of the Audit Committee or a majority of the members of the Audit Committee may call meetings of the Audit Committee. Any one or more members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other; provided that it is the intent of the Board and the Committee that all of the members of the Audit Committee shall be present in person together for at least one meeting of the Audit Committee during any 12 month period absent exigent or other circumstances that shall, in the determination of the Audit Committee, make such unanimous personal attendance impractical. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

        All non-management directors who are not members of the Audit Committee may attend meetings of the Audit Committee, but may not vote. In addition, the Audit Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities; provided, however the Audit Committee shall not, except as expressly permitted herein, delegate authority hereunder to such invitees. The Audit Committee may also exclude from its meetings any persons it deems appropriate.

V.  Responsibility and Authority

  A.  Review of Charter

  •
  The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

  B.  Matters Relating to Selection, Performance and Independence of Independent Auditor

  •
  The Audit Committee shall be directly responsible for the appointment, retention and termination of the Company's independent auditor, and determining compensation for the independent auditor, engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

  •
  The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

  •
  The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

  •
  The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

  •
  The Audit Committee shall review and approve the scope and staffing of the independent auditors' annual audit plan(s).

  •
  The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

  •
  The Audit Committee shall assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

  •
  The Audit Committee may recommend to the Board polices with respect to the potential hiring of current or former employees of the independent auditor.

  C.  Annual Audit and Quarterly Reviews

  •
  The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

  •
  The Audit Committee shall review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

  (i)
  the Company's audited and reviewed financial statements, including any significant financial reporting issues that have arisen in connection with the preparation, audit or review of such financial statements, prior to the filing of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable;

    (ii)
    any reports delivered to the Audit Committee pursuant to Section 10A(k) of the Exchange Act identifying (a) critical accounting policies and practices used or to be used by the Company, including those reported to the Audit Committee pursuant to Section 10A(k) of the Exchange Act, and (b) alternative treatments of financial information with GAAP that have been discussed with management, and (c) other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences, as well as any other analyses prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

    (iii)
    the adequacy of the Company's internal controls and procedures for financial reporting;

    (iv)
    major changes in and other issues regarding accounting and auditing principles and procedures, including any significant changes in the Company's selection or application of accounting principles; and

    (v)
    the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

  •
  The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

  •
  The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management's response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, (2) a discussion of the responsibilities, budget and staffing of the Company's internal audit function, and (3) any significant disagreements with management.

  •
  The Audit Committee shall review and discuss with the independent auditor those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

  •
  If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC's rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

  •
  Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence, the Audit Committee shall make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year.

  •
  The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company's annual proxy statement.

  •
  The Audit Committee shall discuss with management and the independent auditor, such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 100 in connection with its review of the Company's interim financial statements.

  D.  Procedures for Addressing Complaints and Concerns

  •
  The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

  E.  Regular Reports to the Board

  •
  The Audit Committee shall periodically, and whenever necessary, as determined by the Audit Committee, report to and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

VI.  Additional Authority

        The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

  A.  Engagement of Advisors

  •
  The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

  B.  Legal and Regulatory Compliance

  •
  The Audit Committee may discuss with management and the independent auditor the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company's compliance with such requirements. The Audit Committee may, if it determines it to be appropriate, make recommendations to the Board or other committees of the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

  •
  The Audit Committee may discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company's financial statements or its compliance policies and procedures.

  C.  Conflicts of Interest

  •
  The Audit Committee shall conduct an appropriate review of, and shall be responsible for the oversight of, all related party transactions on an ongoing basis.

  D.  General

  •
  The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

  •
  The Audit Committee may perform such other oversight functions as may be requested by the Board from time to time.

  •
  In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

  •
  The Audit Committee is authorized to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

        Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether the Company's financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company's code of ethics (or comparable document).

Inverness Medical Innovations, Inc.
C/O Equiserve Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
Log onto the Internet and go to http://www.eproxyvote.com/ima		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
OR

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

        INVERNESS MEDICAL INNOVATIONS, INC.

The Board of Directors recommends that you vote for all nominees listed in Proposal 1.

1.
Election of Directors.

Nominees: (01) Robert P. Khederian, (02) John A. Quelch, (03) David Scott Ph.D., and (4) Peter Townsend

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE

INVERNESS MEDICAL INNOVATIONS, INC.
51 SAWYER ROAD, SUITE 200
WALTHAM, MASSACHUSETTS 02453

Proxy For Annual Meeting Of Stockholders To Be Held May 26, 2004
This Proxy Is Solicited On Behalf Of The Board Of Directors

        The undersigned hereby appoints RON ZWANZIGER and PAUL T. HEMPEL, and each of them acting singly, Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the voting stock of Inverness Medical Innovations, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inverness Medical Innovations, Inc. to be held on May 26, 2004, at 12:30 P.M. at the offices of Goodwin Procter LLP; Exchange Place, 53 State Street, Boston, MA 02109, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side.

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE; IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?